SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549
                          --------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          --------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2) _______

                          --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                  New York                                 13-3818954
       (Jurisdiction of incorporation                  (I. R. S. Employer
        if not a U. S. national bank)                  Identification No.)

            114 West 47th Street                              10036
             New York,  New York                           (Zip Code)
            (Address of principal
             executive offices)

                          --------------------------
                        Chrysler Financial Corporation
            (Exact name of registrant as specified in its charter)

                  Michigan                                 38-0961430
       (State or other jurisdiction of                 (I. R. S. Employer
       incorporation or organization)                  Identification No.)

             27777 Franklin Road                              48034
            Southfield, Michigan                           (Zip code)
  (Address of principal executive offices)

                          --------------------------
           Debt Securities and Warrants to Purchase Debt Securities
                     (Titles of the indenture securities)

=============================================================================

                                   GENERAL



 1.     General Information
        -------------------

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
                      York (Board of Governors of the Federal Reserve
                      System).
               Federal Deposit Insurance Corporation,  Washington,  D. C.
               New York State Banking Department, Albany, New York

        (b) Whether it is authorized to exercise corporate trust powers.

                      The trustee is authorized to exercise corporate trust powers.


 2.     Affiliations with the Obligor
        -----------------------------

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

        The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.     List of Exhibits

        T-1.1  --  Organization Certificate, as amended, issued by the
                   State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

16.     List of Exhibits
        (cont'd)


       T-1.2    -  Included in Exhibit T-1.1.

       T-1.3    -  Included in Exhibit T-1.1.

       T-1.4    -  The By-Laws of United States Trust Company of New
                   York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

       T-1.6    -  The consent of the trustee required by Section
                   321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

       T-1.7    -  A copy of the latest report of condition of the
                   trustee pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE


        As of April 3, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

        In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                            ---------------------

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of April, 1998.


        UNITED STATES TRUST COMPANY OF
               NEW YORK, Trustee


By:     /s/ Patricia Stermer
        ------------------------
        Patricia Stermer
        Assistant Vice President

                                                                Exhibit T-1.6

      The consent of the trustee required by Section 321(b) of the Act.

                   United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
        OF NEW YORK


        /s/Gerard F. Ganey
        ---------------------
By:     Gerard F. Ganey
        Senior Vice President

                                                                EXHIBIT T-1.7

                   UNITED STATES TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                              DECEMBER 31, 1997
                               ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                            $   80,246

Short-Term Investments                                                386,006

Securities, Available for Sale                                        661,596

Loans                                                               1,774,551
Less:  Allowance for Credit Losses                                     16,202
     Net Loans                                                      1,758,349
Premises and Equipment                                                 61,477
Other Assets                                                          124,499
                                                                   ----------
     Total Assets                                                  $3,072,173
                                                                   ==========

LIABILITIES
Deposits:
     Non-Interest Bearing                                          $  686,507
     Interest Bearing                                               1,773,254
                                                                   ----------
        Total Deposits                                              2,459,761

Short-Term Credit Facilities                                          295,342
Accounts Payable and Accrued Liabilities                              149,775
                                                                   ----------
     Total Liabilities                                             $2,904,878
                                                                   ==========

STOCKHOLDER'S EQUITY
Common Stock                                                           14,995
Capital Surplus                                                        49,541
Retained Earnings                                                     100,235
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                  2,524
                                                                   ----------

Total Stockholder's Equity                                            167,295
                                                                   ----------
    Total Liabilities and
     Stockholder's Equity                                          $3,072,173
                                                                   ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998